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$240,000                                                        August 3, 1999


                                   PROMISSORY NOTE

                                  -----------------

     FOR VALUE RECEIVED, the undersigned, THOMAS K. GRUNDMAN ("MAKER"), who currently resides at 106 Sherbourne Drive, McMurray, PA 15217 (the "MCMURRAY RESIDENCE") promises to pay to KEY ENERGY SERVICES, INC., a Maryland corporation, with its address at Two Tower Center, 20th Floor, East Brunswick, N.J. 08816 ("PAYEE"), principal in the aggregate amount of $240,000, with interest accruing at 6L% per annum in accordance with the terms of this Note.

     Maker hereby agrees to be bound by all the terms contained in this Note.

     1. PAYMENT DATE AND INSTRUCTIONS. Payment of the principal balance outstanding under this Note together with all interest thereon accruing through the date of such payment shall be made on the earlier of (i) the date of the closing of Maker's sale of the McMurray Residence (or within five days thereafter), (ii) the date on which the Maker's employment relationship with the Payee pursuant to that certain Employment Agreement dated as of July 1, 1999 between Maker and Payee (the "Employment Agreement") is terminated either (A) by the Maker for any reason other than Good Reason (as defined in the Employment Agreement) or (B) by the Payee for Cause (as defined in the Employment Agreement), (or within five days thereafter) or (iii) January 1, 2000. Payment upon this Note shall be made in immediately available funds and in lawful currency of the United States of America by check or checks payable to Payee at the address set forth in the first paragraph hereof or by wire transfer in accordance with wire tra

     2. PREPAYMENT. This Note may be prepaid by the Maker, in whole or in part, at any time without premium or penalty.

     3. RIGHTS OF PAYEE UNAFFECTED BY EXTENSIONS. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any other occasion. No single or partial exercise by Payee of any power hereunder shall preclude any other or future exercise thereof or the exercise of any other power.

     4. EVENTS OF DEFAULT. Each of the following shall constitute an event of default hereunder:

          a. If Maker fails to render payment of interest and principal under this Note when such payment is due and payable if such default shall continue unremedied for ten (10) days;

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          b.   If Maker makes an assignment for the benefit of creditors or admits his inability to pay his debts generally as they become due; or

          c. If any action or proceeding is commenced by or against Maker under the Federal Bankruptcy Act or under any other present or future state or Federal law for the relief of debtors or for the appointment of a receiver or trustee or the issuance of an attachment of substantially all the assets of Maker, and is not stayed, satisfied or discharged within sixty (60) days.

Upon the occurrence of any such Event of Default, Payee may (unless all defaults shall theretofore have been remedied) at its option declare this Note to be immediately due and payable, and the entire unpaid balance of this Note then outstanding shall be and become immediately due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby expressly waived by Maker) and Payee may exercise any and all rights and remedies under this Note and may proceed to protect and enforce its rights under this Note and/or applicable law, by action at law, in equity, or other appropriate proceeding. Following a demand for payment hereunder, interest will be assessed on the outstanding principal and interest at a rate of 8 1/8% per annum, and such default rate of interest shall also be charged on the amounts owed by the Maker to the Payee pursuant to any judgments entered in favor of Payee pursuant to this Note.

     5. PAYMENT BY MAKER OF COSTS OF COLLECTION. Maker shall pay on demand of Payee all reasonable out-of-pocket costs of collection, including reasonable attorneys' fees, incurred by Payee in enforcing collection of this Note on default.

     6. AMENDMENT. No provision of this Note shall be modified except by a written instrument executed by Maker and by Payee expressly referring to this Note and to the provision modified.

     7. BINDING EFFECT; ASSIGNMENT. This Note shall be binding upon Maker and Payee and their respective successors and assigns. Neither Maker nor Payee shall have any right to assign any rights or obligations hereunder without the prior written consent of the other party hereto.

     8. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF).

     9. JURISDICTION AND VENUE. MAKER AGREES TO THE JURISDICTION OF ANY DISTRICT OR FEDERAL COURT WITHIN THE STATE OF NEW JERSEY, AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER.

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     10.  Judicial Proceedings; Waivers.  THE MAKER AND THE PAYEE ACKNOWLEDGE
AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE PAYEE OR THE MAKER OR ANY
SUCCESSOR OR ASSIGN OF THE PAYEE OR THE MAKER, ON OR WITH RESPECT TO THIS
NOTE OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION 10 IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THE PAYEE WOULD NOT EXTEND CREDIT TO THE MAKER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

     11. SEVERABILITY OF PROVISIONS. The provisions of this Note are hereby declared to be severable, and if any provision or the application of any provision to any entity or in any circumstances shall be held to be invalid or unconstitutional, such invalidity or unconstitutionality shall not be construed to affect the validity or constitutionality of any of the remaining provisions as applied to entities, or in circumstances, other than those as to which it is held invalid.

     IN WITNESS WHEREOF, this Note has been duly executed by Maker as of the date first above written.


By: /s/ Thomas K. Grundman
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   Thomas K. Grundman